UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 19, 2004

TRM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Oregon	0-19657	93-0809419
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5208 N.E. 122nd Avenue
Portland, Oregon 97230
(Address of Principal Executive Offices) (Zip Code)

(503) 257-8766
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Amendment No. 1

Item 7.01 Regulation FD Disclosure

As indicated in the financial statements included in Item 9.01, eFunds’ ATM business includes expense allocations for certain corporate functions titled “Allocated corporate and technology overhead.” TRM believes that its pre-acquisition operations duplicated the functions included in the eFunds cost allocation and, accordingly, believes that the eFunds’ costs will be eliminated in its on-going combined operations. For informational purposes, TRM has set forth below an analysis showing the reconciliation of earnings per share to the earnings per share shown in the combined pro forma statement set forth in Item 9.01.

Net income per common share for the nine months ended September 30, 2004:

Basic, combined pro forma	$.12
Add: Effect of allocated expenses, net of tax	$.71

Basic, combined pro forma without allocations	$.83

Diluted, combined pro forma	$.10
Add: Effect of allocated expenses, net of tax	$.63

Basic, combined pro forma without allocations	$.73

For the year ended December 31, 2003

Net income (loss) per common share:

Basic, combined pro forma	($.53)
Add: Effect of allocated expenses, net of tax	$1.09

Basic, combined pro forma without allocations	$.56

Diluted, combined pro forma	($.53)
Add: Effect of allocated expenses, net of tax	$1.07

Basic, combined pro forma without allocations	$.54

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The following financial statements prepared by eFunds Corporation are filed pursuant to paragraph (a)(4) of Item 9.01.

ATM BUSINESS OF EFUNDS CORPORATION
Financial Statements

September 30, 2004 and December 31, 2003
(With Report of Independent Registered
Public Accounting Firm Thereon)

Report of Independent Registered Public Accounting Firm

The Board of Directors
eFunds Corporation:

We have audited the accompanying balance sheets of the ATM Business of eFunds Corporation as of September 30, 2004 and December 31, 2003, and the related statements of operations, invested equity, comprehensive income and cash flows for the nine-month period ended September 30, 2004 and for each of the years in the two-year period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the ATM Business of eFunds Corporation as of September 30, 2004 and December 31, 2003 and the results of its operations and its cash flows for the nine-month period ended September 30, 2004 and each of the years in the two-year period ended December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Phoenix, Arizona
January 17, 2005

ATM BUSINESS OF EFUNDS CORPORATION

BALANCE SHEETS

	September 30,	December 31,
(dollars in thousands)	2004	2003
Current assets:
Cash and cash equivalents	$686	$3,379
Accounts receivable — net of allowance for doubtful accounts of $206,000 and $432,000 at September 30, 2004 and December 31, 2003, respectively	4,942	4,528
Inventories	1,656	3,959
Prepaid expenses and other current assets	12	746

Total current assets	7,296	12,612
Property and equipment — net	6,273	3,809
Intangibles:
Goodwill	77,982	77,982
Software-internal use — net	834	478
Acquired contracts and other — net	17,208	19,353

Total intangibles — net	96,024	97,813
Other non-current assets	12	369

Total non-current assets	102,309	101,991

Total assets	$109,605	$114,603

Current liabilities:
Accounts payable	$9,221	$10,711
Accrued liabilities:
Accrued compensation and employee benefits	555	675
Deferred revenue	582	1,414
Acquisition holdback liability	—	2,774
Lease loss accrual	—	1,080
Other accrued liabilities	651	642
Current portion of capital lease obligation	—	1,056

Total current liabilities	11,009	18,352
Long-term deferred revenue	76	109

Total liabilities	11,085	18,461

Commitments and contingencies (Note 9)
Invested equity:
Intercompany	100,694	98,704
Accumulated deficit	(2,297)	(2,610)
Accumulated other comprehensive income	123	48

Total invested equity	98,520	96,142

Total liabilities and invested equity	$109,605	$114,603

See Notes to Financial Statements

ATM BUSINESS OF EFUNDS CORPORATION

STATEMENTS OF OPERATIONS

	Nine Months Ended	Year Ended December 31,
(dollars in thousands)	September 30, 2004	2003	2002
Net revenue	$103,559	$139,653	$115,439

Operating expenses:
Processing, communication and service costs	82,649	111,838	94,588
Employee costs	5,105	8,299	5,844
Depreciation and amortization	3,242	4,510	3,123
Other operating costs	1,308	1,472	1,710
Restructuring, asset impairment and other charges	15	41	—
Allocated corporate and technology overhead	10,598	13,686	14,551

Total operating expenses	102,917	139,846	119,816

Income (loss) from operations	642	(193)	(4,377)
Other (expense) income — net	(195)	119	(316)

Income (loss) before income taxes	447	(74)	(4,693)
Provision (benefit) for income income taxes	134	(20)	(1,506)

Net income (loss)	$313	$(54)	$(3,187)

See Notes to Financial Statements

ATM BUSINESS OF EFUNDS CORPORATION

STATEMENTS OF COMPREHENSIVE INCOME

	Nine Months Ended	Year Ended December 31,
(dollars in thousands)	September 30, 2004	2003	2002
Net income (loss)	$313	$(54)	$(3,187)
Other comprehensive gain:
Foreign currency translation adjustment	75	45	5

Comprehensive income (loss)	388	(9)	(3,182)

See Notes to Financial Statements

ATM BUSINESS OF EFUNDS CORPORATION

STATEMENTS OF INVESTED EQUITY

			Accumulated
			other
		Accumulated	comprehensive
(dollars in thousands)	Intercompany	Deficit	income	Invested Equity
Balance, January 1, 2002	$58,758	$631	$(2)	$59,387
Net loss	—	(3,187)	—	(3,187)
Change in intercompany balance, net	40,145	—	—	40,145
Translation adjustment	—	—	5	5

Balance, December 31, 2002	98,903	(2,556)	3	96,350
Net loss	—	(54)	—	(54)
Change in intercompany balance, net	(199)	—	—	(199)
Translation adjustment	—	—	45	45

Balance, December 31, 2003	98,704	(2,610)	48	96,142
Net income	—	313	—	313
Change in intercompany balance, net	1,990	—	—	1,990
Translation adjustment	—	—	75	75

Balance, September 30, 2004	$100,694	$(2,297)	$123	$98,520

See Notes to Financial Statements

ATM BUSINESS OF EFUNDS CORPORATION

STATEMENTS OF CASH FLOWS

	Nine Months Ended	Year Ended December 31,
(dollars in thousands)	September 30, 2004	2003	2002
Cash flows from operating activities:
Net income (loss)	$313	$(54)	$(3,187)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	913	1,322	1,341
Amortization	2,329	3,188	1,782
Provision for bad debts	159	279	289
Loss on impairment of equipment under operating lease	—	—	800
Loss on disposal of property, equipment and intangibles	95	40	140
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(575)	917	(2,388)
Inventories	2,311	(907)	(445)
Accounts payable	(1,476)	2,084	853
Accrued compensation & employee benefits	(120)	76	81
Deferred revenue	(865)	1,383	166
Other assets and liabilities	95	(796)	154

Net cash provided by (used in) operating activities	3,179	7,532	(414)
Cash flows from investing activities:
Capital expenditures	(4,012)	(939)	(565)
Payments for acquisitions and investments, net of cash acquired	(2,774)	(3,061)	(37,101)

Net cash used in investing activities	(6,786)	(4,000)	(37,666)
Cash flows from financing activities:
Payments of capital lease obligations	(1,056)	(1,172)	(1,343)
Intercompany — net	1,990	(199)	40,145

Net cash provided by (used in) financing activities	934	(1,371)	38,802

Effect of exchange rate changes on cash and cash equivalents	(20)	278	1

Net increase (decrease) in cash and cash equivalents	(2,693)	2,439	723
Cash and cash equivalents at beginning of period	3,379	940	217

Cash and cash equvalents at end of period	$686	$3,379	$940

See Notes to Financial Statements

ATM BUSINESS OF EFUNDS CORPORATION

NOTES TO FINANCIAL STATEMENTS
AS OF AND FOR THE NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2004
AND THE YEARS ENDED DECEMBER 31, 2003 AND 2002

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of business

The ATM Business of eFunds Corporation (the “ATM Business”) provides ATM equipment sales, deployment, management and branding services. As an independent provider of ATMs, the ATM Business places ATMs with financial institutions, convenience, grocery, general merchandise and drug stores, as well as gas stations, located through the United States and Canada. The ATM Business also leverages a large network of third party distributors to help sell processing services and ATM equipment.

The ATM Business was created through several acquisitions of independent providers of ATM services (see Note 4) and is wholly owned by eFunds Corporation (“eFunds” or “Parent”). On November 19, 2004, eFunds entered into a purchase agreement (the “Agreement”) with TRM Corporation (“TRM”) for the sale of its ATM portfolio for $150 million. The ATM portfolio sold to TRM includes approximately 17,000 ATM machines under merchant contracts located throughout the U.S. and Canada, including machines owned and leased. The assets sold to TRM primarily consist of accounts receivable, inventories and owned and leased ATM machines. Liabilities assumed in the transaction primarily consist of accounts payable and other accrued liabilities.

Basis of presentation

The financial statements have been derived from the consolidated financial statements of eFunds, principally representing the ATM Management segment, using historical results of operations and historical basis of assets and liabilities. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the ATM Business’ results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the ATM Business been a stand-alone company during the periods presented.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. As part of this process, management is required to make certain assumptions and estimates which affect the amounts reported in the financial statements and related notes. These estimates and assumptions are developed based upon all information available using management’s best efforts. However, actual results can differ from assumed and estimated amounts. These estimates and assumptions include, but are not limited to:

-	estimates of valuation allowance for receivables;

-	estimates of valuation of inventories;

-	estimates of the fair value of reporting units used to perform annual impairment testing of recorded goodwill;

-	estimates of the useful lives and residual values of property and equipment; and

-	estimates of the useful lives of intangible assets.

Cash and cash equivalents

Cash and cash equivalents of $0.7 million and $3.4 million at September 30, 2004 and December 31, 2003, respectively, consist of cash on hand, cash in ATMs and other highly liquid investments with original maturities of three months or less.

Trade accounts receivable

Trade accounts receivable are stated net of allowances for uncollectible accounts of $0.2 million and $0.4 million at September 30, 2004 and December 31, 2003, respectively. Management develops the estimate of the allowance based on the ATM Business’ experience with specific customers, its understanding of their current economic circumstances and its own judgment as to the likelihood of their ultimate payment. Management also considers the ATM Business’ collection experience and makes estimates regarding collectibility based on trends in aging. When a specific account receivable is determined to be uncollectible, the ATM Business reduces both its accounts receivable and allowances for uncollectible accounts. The table below summarizes the activity in the allowance for doubtful accounts for the nine months ended September 30, 2004 and the years ended December 31, 2003 and 2002.

		Balance at	Charged		Balance at
		beginning	to		end
	Period	of period	expense	Write-offs	of period
Allowance for uncollectible accounts	2004	$432	$159	$(385)	$206
	2003	$390	$279	$(237)	$432
	2002	$763	$289	$(662)	$390

Inventories

Inventories are stated at the lower of cost or market and primarily consist of ATMs and parts and supplies for ATMs. Cost is determined using the average cost method. At September 30, 2004 and December 31, 2003, inventories consisted of the following:

	September 30,	December 31,
(in thousands)	2004	2003
ATMs	$1,068	$3,124
Parts and supplies	588	835

Total inventories	$1,656	$3,959

Property and Equipment

Property and equipment, including leasehold and other improvements that extend an asset’s useful life or productive capabilities, are capitalized and stated at historical cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The estimated useful life of machinery and equipment is three to eight years. Equipment held under capital lease is amortized on a straight-line basis over the shorter of the lease term or estimated useful life of the asset. Total depreciation for the nine-month period ended September 30, 2004, and the years ended December 31, 2003 and 2002 was $0.9 million, $1.3 million and $1.3 million, respectively.

Property and equipment are tested for impairment in accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” Whenever events or changes in circumstances indicate that a long-lived asset that is not held for sale may be impaired, the ATM Business evaluates the recoverability of the asset by measuring its carrying amount against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value.

Property and equipment consisted of the following:

	September 30,	December 31,
(in thousands)	2004	2003
Buildings and improvements	$54	$52
Machinery and equipment	9,092	5,924
Computer equipment	383	284

Total property and equipment	9,529	6,260
Accumulated depreciation and amortization	(3,256)	(2,451)

Property and equipment — net	$6,273	$3,809

Goodwill and other intangible assets

Goodwill is accounted for in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets.” Goodwill is tested for impairment annually, or more frequently if events or changes in circumstances indicate that it might be impaired. The impairment test consists of a comparison of the estimated fair value of the reporting unit with its carrying amount, including its goodwill. The ATM Business reviewed its recorded goodwill for potential impairment as of September 30, 2004 and December 31, 2003 and concluded that its goodwill was not impaired.

Intangible assets with finite lives are stated at cost, net of accumulated amortization, and are subject to impairment testing under certain circumstances in accordance with SFAS No. 144 and other applicable pronouncements. These assets are amortized on the straight-line and accelerated methods, as appropriate, over their estimated useful lives or period of expected benefit. Intangible assets with indefinite lives are subject to periodic impairment testing in accordance with SFAS No. 142.

Income Taxes

The ATM Business is included in the consolidated tax return of eFunds, and therefore, is not subject to income taxes on a stand-alone basis. Additionally, there is no tax sharing agreement between the ATM Business and eFunds. In the accompanying financial statements, a tax provision and/or benefit has been recognized in each period presented using eFunds effective tax rate for the appropriate period. Any related tax liability or benefit is included in the intercompany balance.

Revenue Recognition

The ATM Business earns surcharge and interchange fees as the primary service provider. Surcharge fees are the familiar fees the user of an ATM pays at the time of a transaction. Interchange fees are paid by that user’s financial institution. The credit risk associated with collection of these fees is assumed by the ATM Business. The ATM Business’ arrangements generally call for it to pay a fee to the occupant of the property at which the ATM is physically located. The amount of this fee typically has some relationship to the surcharge and interchange fees that are collected by the ATM Business on individual transactions. The ATM Business records the surcharge and interchange fees that it collects at their gross amounts as revenue and the residual payments to the occupant of the property at which the ATM is located is recorded as a processing, communication and service cost.

Translation adjustments

The financial position and results of operations of the ATM Business’ Canadian operations are measured using the local currency as the functional currency. Assets and liabilities of these operations are translated at the exchange rate in effect at the balance sheet date. Income statement accounts are translated at the average exchange rate during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included in accumulated other comprehensive gain or loss in the invested equity section of the balance sheets. Gains and losses that result from foreign currency transactions are included in the calculation of net income (loss). The statements of operations include a foreign currency transaction loss for the nine months ended September 30, 2004 of $0.2 million and foreign currency gains for the years ended December 31, 2003 and 2002 of $0.5 million and $0.1 million, respectively.

Comprehensive income

The ATM Business’ total comprehensive income consists of net income and foreign currency translation adjustments. The foreign currency translation adjustments are included in invested equity in the accompanying balance sheets.

Fair value of financial instruments

The ATM Business’ financial instruments include cash equivalents, accounts receivable, accounts payable, accrued liabilities and capital lease obligations. The fair values of the ATM Business’ financial instruments were not materially different from their carrying or contract values at September 30, 2004 and December 31, 2003.

NOTE 3 – RELATIONSHIP WITH eFUNDS

The statements of operations include expense allocations for certain corporate functions historically provided by eFunds. These expense allocations have been assigned to the ATM Business based on the most recent information available to management and may not be reflective of actual costs had the ATM Business been a stand-alone company during the periods presented. The expense allocations include the following:

General corporate expenses: Represents costs related to corporate functions such as accounting, treasury, tax, legal, executive oversight, human resources and other services. The allocations are primarily driven by headcount or time spent on behalf of the ATM Business. Other allocation methodologies employed include equal sharing of costs incurred that benefit each of eFunds business units equally and dedicated costs that are managed in the corporate unit but benefit a particular business unit 100 percent.

Technology expenses: Represents costs that solely benefit the ATM Business such as dedicated facility costs, ATM system infrastructure development and enhancement costs, and ATM specific telecom/network costs. These costs are managed in the eFunds technology shared services group and are allocated 100% to the ATM Business. Other technology expenditures such as internal management systems, security and disaster recovery are costs that benefit each of eFunds business units equally and are allocated on an equal basis.

The following table presents the expense allocations reflected in the ATM Business’ financial statements:

	Nine Months Ended	Year Ended December 31,
(in thousands)	September 30, 2004	2003	2002
Corporate	$5,948	$7,472	$7,982
Technology	4,650	6,214	6,569

Total	$10,598	$13,686	$14,551

For its U.S. operations, eFunds primarily uses a centralized approach to cash management and the financing of its operations with all related activity between the ATM Business and eFunds reflected as intercompany transactions. Intercompany transactions between the ATM Business and eFunds primarily consist of cash borrowings used to fund operations, capital expenditures and acquisitions.

NOTE 4 — BUSINESS COMBINATIONS

During 2002, the ATM Business acquired four independent ATM networks through stock or asset purchases: Hanco Systems, Inc. (Hanco); Samsar ATM Company, Inc. (Samsar); Evergreen Teller Services, Inc. (Evergreen); and Cash Resources, Inc. (CRI). The operating results of Hanco, Samsar, Evergreen and CRI have been included in the ATM Business’ financial statements since the date of each acquisition.

The total purchase price of these acquisitions was approximately $40 million of which approximately $35 million was paid in cash at the closings of these transactions. Subsequent thereto, approximately $7.9 million was paid representing hold-backs and settlements of pre-acquisition contingencies and goodwill was adjusted accordingly. The purchase prices were allocated to the assets and liabilities of the acquired companies and the unallocated portions of the purchase price were recorded as goodwill. The following table summarizes the estimated fair value of assets acquired and liabilities assumed at the date of each acquisition and the useful lives of the acquired intangible assets:

		Wtd. Avg.
		Amortization
(dollars in thousands)	Amount	Period
Current assets	$1,784
Property and equipment	1,085
Intangible assets:
Acquired contracts	10,570	12.8 years
Non-compete agreements and other	1,150	3.6 years
Goodwill	24,969
Other assets	100

Total assets acquired	39,658
Current liabilities	1,734

Net assets acquired	$37,924

     The following table summarizes the unaudited pro forma results of operations of the ATM Business as though the acquisitions of Hanco, Samsar, Evergreen, and CRI had occurred at the beginning of 2002. Pro forma adjustments include only the effects of events directly related to the acquisitions that are factually supported and expected to have a continuing impact.

(unaudited)
(in thousands)	2002
Revenue	$137,484
Net loss	(3,121)

NOTE 5 — INTANGIBLES

Intangible assets consist primarily of goodwill, acquired contracts and capitalized software costs.

Goodwill

When the ATM Business acquires another company, accounting principles generally accepted in the United States of America require the ATM Business to estimate the fair value of the other company’s tangible assets and liabilities and identifiable intangible assets. Based upon these estimates, the purchase price is allocated to the assets and liabilities of the acquired company for the purpose of recording these items in the ATM Business’ financial records. Any unallocated purchase price is recorded as goodwill. The distinction between the amount of the purchase price allocated either to tangible assets and liabilities or identifiable intangible assets and goodwill is significant because goodwill is not amortized to the ATM Business’ statements of operations but is instead subject to the annual impairment test discussed earlier in Note 1. Estimates inherent in the process of this purchase price allocation include assumptions regarding the timing and amounts of future cash inflows and outflows, the salability of inventories, selection of discount rates, contract renewal rates and general market conditions. Where appropriate, third-party valuation professionals are used to assist management in making these estimates.

The change in the carrying amount of goodwill for the year ended December 31, 2003 is as follows:

(in thousands)	Amount
Balance as of January 1, 2003	$75,547
Contingent consideration	2,435

Balance as of December 31, 2003	$77,982

Software-internal use

The ATM Business capitalizes the cost of software developed or obtained for internal use once the preliminary project stage has been completed, management commits to funding the project, it is probable that the project will be completed and that the software will be used to perform the function intended. Capitalized costs include only (1) external direct costs of materials and services consumed in developing or obtaining internal-use software, (2) payroll and payroll-related costs for employees who are directly associated with and who devote time to the internal-use software project and (3) interest costs incurred, when material, while developing internal-use software. Capitalization of costs ceases when the project is substantially complete and the software is ready for its intended use.

Acquired contracts and other

Contracts acquired through acquisitions are specifically identified in connection with the acquisition. Acquired contracts represent the estimated fair value of these contractual relationships. The fair value of these intangibles is measured as the present value of the estimated net cash flows from the contracts, including expected renewals. Management exercises judgment in the assessment of the related useful lives, fair value and recoverability of these intangibles. The majority of these acquired contract intangibles are amortized on an accelerated method that is intended to mirror the cash flow patterns and duration used in estimating the value recognized from an acquired contract.

Other intangibles include assets obtained in connection with the acquisition of other companies, such as non-competition agreements. Assets such as non-competition agreements are carried at their estimated fair value at the date of acquisition less any applicable amortization. Amortization is recognized over the periods of the non-competition agreements.

Other intangible assets, both acquired and developed, subject to amortization were as follows:

	Wtd. Avg.	September 30, 2004			December 31, 2003
	Amort.	Gross			Gross
	Period	Carrying	Accumulated		Carrying	Accumulated
(dollars in thousands)	In Years	Amounts	Amortization	Net	Amounts	Amortization	Net
Acquired contracts	13.8	$22,350	$(5,463)	$16,887	$22,350	$(3,633)	$18,717
Non-compete agreements	2.9	1,885	(1,564)	321	1,885	(1,249)	636
Software-internal use	3.1	1,769	(935)	834	1,081	(603)	478

		$26,004	$(7,962)	$18,042	$25,316	$(5,485)	$19,831

For the nine months ended September 30, 2004 and for the years ended December 31, 2003 and 2002, amortization expense for intangible assets was $2.3 million, $3.2 million and $1.8 million, respectively. The estimated future annual amortization expense for intangible assets held at September 30, 2004 is $2.5 million, $2.5 million, $1.6 million, $1.1 million and $0.9 million for the years 2005, 2006, 2007, 2008 and 2009, respectively.

NOTE 6 – LEASES

At December 31, 2003, the ATM Business was obligated under capital leases covering ATM machines. During 2004, the lease obligation was satisfied. At December 31, 2003, the gross amount of equipment and related accumulated amortization recorded under capital leases was $2.4 million and $1.2 million, respectively. Amortization of assets held under capital leases is included with depreciation expense.

During 2001, the ATM Business established an unfavorable lease reserve of approximately $2.3 million in connection with certain acquired operating leases. In December 2002, the ATM Business recorded an additional $0.8 million reserve against certain ATM machine leases as the result of a customer who declared bankruptcy. The $0.8 million charge in 2002 is included in processing, communication and service costs.

NOTE 7 – PROFIT SHARING AND 401(K) PLANS

The ATM Business participates in the eFunds Corporation 401(k) plan. During 2004, highly compensated employees, as defined by the IRS tax code, could contribute the lesser of $13,000 or 10% of their eligible wages to the plan. Non-highly compensated employees could contribute the lesser of $13,000 or 15% of their eligible wages to the plan. Employees age 50 or over could contribute up to an additional $3,000 during 2004. EFunds matches 100% of the first 5% of wages contributed. The 401(k) plan has a profit sharing feature whereby eFunds will contribute up to an additional 10% of an employee’s eligible wages, depending on eFunds performance, as long as the employee is enrolled in the plan and contributing at least 3% of their eligible wages. The ATM Business’ expense for matching and profit sharing was $0.3 million for the nine months ended September 30, 2004, $0.4 million for the year ended December 31, 2003 and $0.3 million for the year ended December 31, 2002.

NOTE 8 – CONCENTRATION OF CREDIT RISK

At September 30, 2004, one customer accounted for approximately 21% of the accounts receivable balance. At December 31, 2003, one customer accounted for approximately 19% of the accounts receivable balance. No other customers accounted for more than 10% of the ATM Business’ accounts receivable at September 30, 2004 and December 31, 2003.

NOTE 9 — COMMITMENTS AND CONTINGENCIES

Future commercial commitments

At September 30, 2004, the ATM Business provided guarantees of approximately $0.5 million on certain equipment lease payments for its Canadian customers. These guarantees were established prior to 2001 and expire through 2008. The ATM Business would be required to make payments under these guarantees in the event that the Canadian customers could not meet their own payment obligations. Through September 30, 2004, the ATM Business has been required to make payments of approximately $0.3 million pursuant to these guarantees. The customers’ ATM equipment assets are utilized as collateral on these guarantees. There are no amounts being carried as liabilities for the ATM Business’ obligations under these guarantees.

Other commitments

The ATM Business has vault cash agreements with various financial institutions who provide cash to certain of the ATMs owned or managed by the ATM Business. Although some portion of this cash may be physically located in the ATMs managed by the ATM Business, this cash is not included in cash and cash equivalents on the accompanying balance sheets because the ATM Business does not take title to the cash under the bailee/bailor relationship established by the agreements. Based upon the daily outstanding balance of funds provided to the ATMs, the ATM Business generally pays a monthly fee ranging from prime, as defined, plus one half percent up to prime plus 3%. The average monthly rate paid during the first nine months of 2004 approximated 7%. The Company indemnifies the financial institutions against any loss of the cash in the ATMs. Two of the agreements require the ATM Business to maintain a security deposit equal to 1% of the daily outstanding balance. The agreements may be terminated upon notice by either party and have various expiration dates ranging from November 2004 to June 2005. Total cash provided pursuant to these vault cash agreements was approximately $37 million at September 30, 2004 and approximately $41 million at December 31, 2003.

From time to time, the ATM Business is subject to litigation and other legal proceedings arising out of the ordinary course of business. The ATM Business believes that its potential liabilities in these proceedings, individually or in the aggregate will not have a material impact on the ATM Business’ results of operations, financial position or cash flows.

(b) Unaudited Pro Forma Condensed Combined Financial Statements

The following pro forma financial information is furnished pursuant to paragraph (b)(2) of Item 9.01.

As previously disclosed in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 22, 2004 and November 26, 2004, on November 19, 2004, we acquired substantially all of the assets constituting eFunds Corporation’s business of operating ATMs in the United States and Canada for cash. The purchase price was $150 million plus vault cash of $46 million, subject to purchase price and related adjustments.

The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to our acquisition of eFunds’ ATM business, using the purchase method of accounting, and with the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. The accompanying unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition as if the transaction occurred on September 30, 2004. The accompanying unaudited pro forma condensed consolidated statements of operations are presented using our condensed consolidated statement of operations for the year ended December 31, 2003 and for the nine months ended September 30, 2004 with the statements of operations of the ATM Business of eFunds Corporation for the same periods as if the transaction occurred on January 1, 2003.

The following unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the consolidated financial position or results of operations for future periods or the results that actually would have been realized had TRM Corporation acquired the ATM business of eFunds Corporation as of the dates specified. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements and the notes thereto of the Company which were previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission, and the financial statements and notes thereto of the ATM Business of eFunds Corporation included elsewhere in this Current Report on Form 8-K.

TRM Corporation
Unaudited Pro Forma Condensed Consolidated Balance Sheet
September 30, 2004
(In thousands)

		eFunds	Pro forma		Pro forma
	TRM	ATM	adjustments		combined
Assets
Current assets:
Cash and cash equivalents	$44,293	$686	$120,000	A	$11,942
			(153,037)	A
Accounts receivable, net	5,242	4,942			10,184
Other current assets	6,080	1,668			7,748

Total current assets	55,615	7,296			29,874

Equipment, less accumulated depreciation and amortization	63,364	6,273			69,637
Restricted cash — TRM Inventory Funding Trust	36,451	—	45,880	A	82,331
Goodwill	2,001	77,982	(77,982)	A	112,442
			110,441	A
Other intangible assets	12,807	18,042	(18,042)	A	52,907
			40,100	A
Other assets	958	12			970

Total assets	$171,196	$109,605			$348,161

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$10,867	$11,009			$21,876
Current portion of long-term debt and capital lease obligations	2,027	—	10,000	A	12,027

Total current liabilities	12,894	11,009			33,903

TRM Inventory Funding Trust note payable	34,976	—	45,880	A	80,856
Long-term debt and capital lease obligations	1,333	—	110,000	A	111,333
Other liabilities	10,981	76			11,057

Total liabilities	60,184	11,085			237,149

Minority interest	1,500	—			1,500

Shareholders’ equity:
Stock and additional paid-in capital	93,254	—			93,254
Intercompany invested equity		100,694	(100,694)	A	—
Accumulated other comprehensive income	2,116	123	(123)	A	2,116
Retained earnings (deficit)	14,142	(2,297)	2,297	A	14,142

Total shareholders’ equity	109,512	98,520			109,512

Total liabilities and shareholders’ equity	$171,196	$109,605			$348,161

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TRM Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year ended December 31, 2003
(In thousands, except per share data)

		eFunds	Pro forma		Pro forma
	TRM	ATM	adjustments		combined
Sales	$95,851	$139,653			$235,504
Less discounts	16,625	85,411			102,036

Net sales	79,226	54,242			133,468
Cost of sales	44,604	23,333	$(1,545)	B	67,301
			909	B

Gross profit	34,622	30,909			66,167

Selling, general and administrative expense:
Allocated corporate and technology overhead	—	13,686			13,686
Other	25,518	17,416	(2,965)	C	46,953
			6,984	C

Operating income (loss)	9,104	(193)			5,528
Interest and other expense (income) net	926	(119)	9,000	D	9,807

Income (loss) before income taxes	8,178	(74)			(4,279)
Provision (benefit) for income taxes	2,722	(20)	(4,706)	F	(2,004)

Net income (loss)	$5,456	$(54)			$(2,275)

Basic and diluted per share information:
Net income (loss)	$5,456				$(2,275)
Preferred stock dividend	(1,500)				(1,500)
Income allocated to Series A preferred shareholders	(629)				—

Income (loss) available to common shareholders	$3,327				$(3,775)

Shares used in computing basic net income per common share	7,060				7,060
Shares used in computing diluted net income per common share	7,361				7,060

Net income (loss) per common share:
Basic	$0.47				$(0.53)
Diluted	$0.45				$(0.53)

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TRM Corporation
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Nine months ended September 30, 2004
(In thousands, except per share data)

		eFunds	Pro forma		Pro forma
	TRM	ATM	adjustments		combined
Sales	$83,750	$103,559			$187,309
Less discounts	17,722	64,076			81,798

Net sales	66,028	39,483			105,511
Cost of sales	35,205	16,803	$(1,141)	B	51,549
			682	B

Gross profit	30,823	22,680			53,962
Selling, general and administrative expense:
Allocated corporate and technology overhead		10,598			10,598
Other	19,389	11,440	(2,101)	C	33,300
			4,572	C

Operating income	11,434	642			10,064
Interest and other expense net	577	195	6,750	D	7,565
			43	E

Income before income taxes	10,857	447			2,499
Provision for income taxes	3,470	134	(3,346)	F	258

Net income	$7,387	$313			$2,241

Basic and diluted per share information:
Net income	$7,387				$2,241
Preferred stock dividend	(1,100)				(1,100)
Excess of cash paid over carrying value of preferred stock redeemed	(46)				(46)
Income allocated to Series A preferred shareholders	(902)				(158)

Income available to common shareholders	$5,339				$937

Shares used in computing basic net income per common share	7,915				7,915
Shares used in computing diluted net income per common share	8,935				8,935

Net income per common share:
Basic	$0.67				$0.12
Diluted	$0.60				$0.10

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

TRM Corporation
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1. Basis of Presentation

On November 19, 2004, we acquired substantially all of the assets constituting eFunds Corporation’s business of operating ATMs in the United States and Canada for cash. The purchase price was $150 million plus vault cash, subject to purchase price and related adjustments. The unaudited pro forma condensed consolidated financial statements have been prepared to give effect to our acquisition of eFunds’ ATM business, using the purchase method of accounting, and the assumptions and adjustments described below. The unaudited pro forma condensed consolidated balance sheet below gives effect to the acquisition as if the transaction had taken place on September 30, 2004. The unaudited pro forma condensed consolidated statements of operations are presented using our condensed consolidated statements of operations for the year ended December 31, 2003 and for the nine months ended September 30, 2004 with the statements of operations of the ATM Business of eFunds Corporation for the same periods assuming the transaction occurred on January 1, 2003. The statements of operations for the eFunds ATM business have been reclassified to conform to TRM’s presentation.

The components of the purchase price, including the cost of vault cash acquired by TRM Inventory Funding Trust, are approximately as follows (in thousands):

Base price	$150,000
Working capital adjustment	1,300
Vault cash	45,880
Direct acquisition costs	3,850

Total purchase price	$201,030

The final purchase price is dependent on the actual working capital of the acquired business on the closing date, the actual direct acquisition costs, and the actual vault cash based on reconciliations subsequent to the closing date. We allocated the total purchase price to the estimated fair value of the assets acquired and liabilities assumed. In performing this allocation, management considered various factors including a valuation analysis of intangible assets by outside consultants. The purchase price allocation is subject to further refinement and change during 2005.

There were no transactions directly between TRM and eFunds during the periods presented. Therefore, no eliminations are necessary. During the nine months ended September 30, 2004, we performed service on eFunds’ ATMs as a subcontractor for a third party. Our billings to the third party were approximately $1.3 million for the nine-month period.

Note 2. Corporate Expense Allocations to eFunds ATM Business

The statements of operations of eFunds’ ATM business include expense allocations for certain corporate functions historically provided by eFunds. These expense allocations have been assigned to eFunds’ ATM business based on the most recent information available to management and may not be reflective of actual costs had eFunds’ ATM business been a stand-alone company during the periods presented. The expense allocations include the following:

General corporate expenses: Represents costs related to corporate functions such as accounting, treasury, tax, legal, executive oversight, human resources and other services. The allocations are primarily driven by headcount or time spent on behalf of eFunds’ ATM business. Other allocation methodologies employed include equal sharing of costs incurred that benefit each of eFunds’ business units equally and dedicated costs that are managed in eFunds’ corporate unit but benefit a particular business unit 100 percent.

Technology expenses: Represents costs that solely benefit eFunds’ ATM business such as dedicated facility costs, ATM system infrastructure development and enhancement costs, and ATM specific telecom/network costs. These costs are managed in the eFunds technology shared services group and are allocated 100% to eFunds’ ATM business. Other technology expenditures such as internal management systems, security and disaster recovery are costs that benefit each of eFunds’ business units equally and are allocated on an equal basis.

The following table presents the expense allocations reflected in eFunds’ ATM business’ financial statements (in thousands):

	Nine months ended	Year ended
	September 30, 2004	December 31, 2003
Corporate	$5,948	$7,472
Technology	4,650	6,214

Total	$10,598	$13,686

Note 3. Pro Forma Adjustments

The pro forma adjustments are based on a preliminary allocation of the purchase price to assets acquired and liabilities assumed. This allocation is subject to refinement and change during 2005. In performing this allocation, management considered various factors including a valuation analysis of intangible assets by outside consultants.

A.	Acquisition of eFunds’ ATM Business.

Had the acquisition been completed as of September 30, 2004, the total purchase price, based on the working capital of the eFunds ATM business at that date would have been approximately $153,037,000 plus vault cash of $45,880,000. Based on the estimated purchase price and the preliminary valuation performed, the preliminary purchase price allocation, which is subject to change based on our final analysis, is as follows (in thousands):

Current assets	$7,296
Equipment	6,273
Amortizable intangible assets:
Merchant contracts	35,500
Shared services agreement	2,600
Noncompete agreement	2,000
Goodwill	110,441
Other assets	12
Liabilities assumed	(11,085)

Subtotal excluding vault cash	153,037
Vault cash	45,880

Net assets acquired	$198,917

We financed the acquisition, in part, from a $120 million term loan with an initial interest rate of 7.5%. Interest on our term loan is at a variable rate. A 1/8% increase in the annual interest rate would cause our interest expense to increase by $150,000 per year.

Simultaneous to our acquisition of the assets of the eFunds ATM business, TRM Inventory Funding Trust, a special-purpose entity that is included in our consolidated financial statements, borrowed additional funds and acquired eFunds’ vault cash which was approximately $45,880,000.

B.	Depreciation of equipment.

Depreciation, which is included in cost of sales, is adjusted by reversing depreciation included in eFunds’statement of operations and adding estimated depreciation, on a straight-line basis, of the fair value of the equipment acquired over an estimated average remaining useful life of 6.9 years.

C.	Amortization of intangible assets.

Amortization, which is included in selling, general and administrative expense, is adjusted by reversing amortization included in eFunds’ statement of operations, and adding estimated amortization of the intangible assets with finite lives acquired from eFunds. Merchant contracts are amortized over a 10-year life on an accelerated basis intended to reflect the cash flow patterns and duration used in estimating the value of the acquired contracts. The value assigned to a shared services agreement with eFunds is amortized over 7 years (management’s estimate of the most likely term of the agreement, including one two-year renewal) on a straight-line basis. The value assigned to a non-compete agreement with eFunds is amortized over the five-year life of the non-compete covenants in the purchase agreement on a straight-line basis. Goodwill is not subject to amortization.

D.	Interest expense.

Interest expense on the $120 million term loan at 7.5% is included as an adjustment to interest and other expense.

E.	Interest income.

An estimate of interest earned on cash used in the acquisition, other than from borrowings, is reversed. Interest was earned on cash proceeds from our public stock offering in early September 2004 at a rate of approximately 1.75%.

F.	Provision (benefit) for income taxes.

A credit is included to reflect the tax effect of the pro forma adjustments at the statutory tax rates during the periods presented.

Note 4. Pro Forma Earnings (Loss) per Share.

Basic pro forma earnings (loss) per share was computed based on the weighted average shares of our common stock outstanding during the periods presented. Diluted shares outstanding for the 2003 pro forma computation are the same as basic shares outstanding because the addition of common stock equivalents would be anti-dilutive.

(c) Exhibits.

     The following exhibits are furnished with this Current Report on Form 8-K:

No.	Description

23.1	Independent Registered Public Accounting Firm’s Consent.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM Corporation Registrant
Dated: February 7, 2005	By:	/s/ Daniel E. O’Brien
	Name:	Daniel E. O’Brien
	Title:	Chief Financial Officer

Exhibit No.	Description of Exhibits

23.1	Independent Registered Public Accounting Firm's Consent.*

* Filed electronically herewith.